================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   NVR, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                         [NVR, INC. LOGO APPEARS HERE]

                                   NVR, INC.
                             7601 Lewinsville Road
                               McLean, VA 22102

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             Tuesday, May 4, 1999

  The Annual Meeting (the "Meeting") of Shareholders of NVR, Inc. (the "Company") will be held at the Company's headquarters at 7601 Lewinsville Rd., Suite 300, McLean, Virginia on Tuesday, May 4, 1999, at 11:30 A.M., Eastern Time, for the purpose of considering and acting upon the following matters:

    1. The election of two (2) directors to serve three (3) year terms and until their successors are duly qualified and elected;

    2. The proposal to adopt the NVR, Inc. 1998 Management Long-Term Stock Option Plan, which authorizes the granting of options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock.

    3. The proposal to adopt the NVR, Inc. 1998 Directors' Long-Term Stock Option Plan, which authorizes the granting of options to purchase an aggregate of 150,000 shares of the Company's Common Stock.

    4. Ratification of appointment of independent auditors for the year ending December 31, 1999; and

    5. Such other business as may properly be brought before the Meeting or any adjournment thereof.

  The Board of Directors has established the close of business on March 1, 1999 as the record date for the Meeting. Only Shareholders of record as of that date shall be entitled to notice of and to vote at the Meeting or any adjournment thereof.

  You are urged to date and sign the enclosed proxy card and return it promptly in the accompanying envelope. You are invited to attend the Meeting in person. If you do attend the Meeting, you may withdraw your proxy and vote in person.

                                          By order of the Board of Directors,

                                          /s/ James M. Sack
                                          James M. Sack
                                          Vice President, Secretary and
                                           General Counsel

April 5, 1999

                                   NVR, INC.
                             7601 Lewinsville Road
                               McLean, VA 22102

                                PROXY STATEMENT

  This Proxy Statement and the Annual Report for the year ended December 31, 1998 are being mailed on or about April 5, 1999 in connection with the solicitation on behalf of the Board of Directors of NVR, Inc., a Virginia corporation ("NVR" or the "Company"), of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 4, 1999, at the Company's headquarters at 7601 Lewinsville Rd, Suite 300, McLean, Virginia 22102, at 11:30 A.M., Eastern Time, and at any and all postponements and adjournments thereof.

  The cost of solicitation of proxies will be borne by NVR, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and all papers accompanying them. The Company may reimburse brokers or persons holding shares in their names or in the names of their nominees for their expenses in sending proxies and proxy material to beneficial owners. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, telecopy or personally. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of brokers, bank nominees and institutional holders for a fee of $4,250 plus out-of-pocket expenses.

  All voting rights are vested exclusively in the holders of the Company's common stock, par value $.01 per share (the "Common Stock"). Only Shareholders of record as of the close of business on March 1, 1999 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting.

  The persons named in the accompanying proxy card will vote shares of Common Stock represented by all valid proxies in accordance with the instructions contained thereon. In the absence of instructions, shares represented by properly executed proxies will be voted in favor of the election of those two persons designated hereinafter as nominees for Class III directors of the Company, in favor of adoption of the NVR, Inc. 1998 Management Long-Term Stock Option Plan, in favor of adoption of the NVR, Inc. 1998 Directors' Long-Term Stock Option Plan, in favor of the ratification of KPMG LLP as the Company's Independent Auditors for 1999, and in the discretion of the named proxies with respect to any other matters presented at the Annual Meeting. With respect to the tabulation of proxies, abstentions and broker non-votes will be counted for purposes of constituting a quorum but have no effect on the vote. Any shareholder may revoke his or her proxy at any time prior to its use by filing with the Secretary of the Company, at 7601 Lewinsville Road, Suite 300, McLean, Virginia 22102, written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Execution of the enclosed proxy will not affect your right to vote in person if you should later decide to attend the Annual Meeting.

  As of the Record Date, the Company had a total of 10,973,227 shares of Common Stock outstanding, each share of which is entitled to one vote. The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the Company's Restated Articles of Incorporation and Bylaws, holders of Common Stock are not entitled to vote such shares on a cumulative basis.

                             ELECTION OF DIRECTORS

                                 (Proposal 1)

  The Company's Board of Directors is divided into three classes. At the 1999 Annual Meeting, the following persons constituting Class III of the directors have been nominated by the Board of Directors to be elected to hold office for a three year term and until their successors are duly qualified and elected:

                                Dwight C. Schar
                                George E. Slye

  Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the votes cast by the shares entitled to vote in person or by proxy at the Annual Meeting is required for the election of each of the two nominees named above. Unless marked otherwise, proxies received will be voted for the election of each of the two nominees named above. Each nominee has consented to serve as a director of the Company if elected. The Board of Directors of the Company does not contemplate that any of its proposed nominees listed above will become unavailable for any reason, but if any such unavailability should occur before the Annual Meeting, proxies may be voted for another nominee selected by the Board of Directors. Shareholders may withhold their votes from the entire slate of nominees or from any particular nominee by so indicating in the space provided on the attached proxy card.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE FOREGOING
                     NOMINEES AS DIRECTORS OF THE COMPANY.

  The following sets forth certain pertinent information with respect to the current directors of the Company, including the nominees listed above.

                                               Year First Elected/
         Name                              Age    Term Expires
         ----                              --- -------------------
         Dwight C. Schar (2) (3) (4).....   57      1993/1999
         C. Scott Bartlett, Jr. (1) (4)..   66      1993/2000
         Manuel H. Johnson (1) (2) (4)...   50      1993/2001
         William A. Moran (2) (3)........   52      1993/2000
         Richard H. Norair, Sr. (1) (4)..   70      1993/2000
         David A. Preiser (2) (4)........   42      1993/2001
         George E. Slye (1) (3)..........   68      1993/1999
         John M. Toups (2) (3)...........   73      1993/2001

--------
(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Executive Committee
(4) Member of Nominating Committee

  Dwight C. Schar has been chairman of the board, president and chief executive officer of NVR since September 30, 1993.

  C. Scott Bartlett, Jr. has been a director of NVR since September 30, 1993. Mr. Bartlett is self-employed as a consultant, working with financial institutions in the areas of credit policy, loan approval, and loan workouts. In conjunction with such activities, he served as senior vice president and chief credit officer of MTB Bank from 1992 to 1994. Mr. Bartlett is also a director of Janus American Group, Inc., MTB Bank, Data Services and Solutions, Inc. and Allstate Financial Corporation.

  Manuel H. Johnson has been a director of NVR since September 30, 1993. Dr. Johnson is co-chairman and senior partner in Johnson Smick International, Inc., an international financial policy-consulting firm. Effective August 1, 1997, Dr. Johnson was elected chairman of the Board of Trustees and president of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board. Also during 1997, Dr. Johnson was named a member of the Independence Standards Board formed jointly by the Securities and Exchange Commission and the American Institute of Certified Public Accountants. Dr. Johnson is a founder and co-chairman of the Group of Seven Council, an international commission supporting economic cooperation among the major industrial nations. He is a director of Morgan Stanley Dean Witter Funds, Trust Company of the West/Morgan Stanley Dean Witter Funds, and Greenwich Capital Markets, Inc.

  William A. Moran has been a director of NVR since September 30, 1993. In addition, Mr. Moran is the chairman of Elm Street Development, Inc. ("Elm Street"). Mr. Moran is also a director and shareholder of Craftmark, Inc., a small homebuilder in Virginia and Maryland, and The Craftstar, Inc. which develops, invests in and periodically sells apartments, condominiums and townhomes in Virginia and Maryland.

  Richard H. Norair, Sr. has been a director of NVR since September 30, 1993. Mr. Norair has been involved in the Norair Companies for 47 years. The Norair Companies are engaged in real estate development, prime construction contracting, nursing home development, and manufacturing of specialized equipment and parts for the power generating industry, worldwide. Mr. Norair is chairman of the board of Norair Engineering Corporation, the parent company of the Norair Companies, and also chairman of NorCare, Inc. and Mericare Associates. He is president of Norair Corporation and Norair International. Mr. Norair has been president of various trade groups, including Master Builders Association, Construction Contractors Council, Sheetmetal Contractors Association, and Joint Carpentry Apprentice Council.

  David A. Preiser has been a director of NVR since September 30, 1993. Mr. Preiser is a managing director of the investment banking firm of Houlihan Lokey Howard & Zukin ("Houlihan Lokey"), and serves as managing partner of Sunrise Capital Partners L.P., a distressed private equity fund affiliated with Houlihan Lokey. Previously, Mr. Preiser had been active in coordinating the firm's real estate and financial restructuring activities since September 1990. Mr. Preiser is a director of Jos. A Bank Clothiers, Inc.

  George E. Slye has been a director of NVR since September 30, 1993. Mr. Slye has been the chief executive officer and owner of GESCOM, Inc., a real estate investment firm, since 1983.

  John M. Toups has been a director of NVR since September 30, 1993. Mr. Toups held various management positions with Planning Research Corporation from 1970 through 1987, for which he was chief executive officer from 1978 to 1987 and chairman from 1982 to 1987. He is also a director of the George Mason University Foundation, INOVA Health System Foundation, Halifax Corporation, CACI International, Telepad Corporation, Thermatrix, Inc. and GTSI.

  The Board of Directors has an Audit, Compensation, Executive and Nominating Committee. The primary functions of these committees are as follows:

    The Audit Committee provides guidance on financial reporting and makes recommendations concerning the appointment of the Company's independent public accountants. The Committee reviews the audit services and the scope of the annual audit performed by the Company's independent auditors. The Committee also reviews the adequacy of the Company's internal controls and reviews the scope and activities of the Company's Internal Audit Department.

    The Compensation Committee determines the compensation of the Chief Executive Officer and reviews the recommendation of compensation made by the Chief Executive Officer for all other officers of the Company. The Option Subcommittee of the Compensation Committee administers and interprets incentive compensation and option plans for employees of the Company.

    The Executive Committee has such powers, authority and responsibilities as may be determined by a majority of the entire Board of Directors.

    The Nominating Committee recommends to the Board of Directors candidates for election as directors. Shareholders wishing to communicate with the Nominating Committee concerning potential director candidates may do so by corresponding with the Secretary of the Company and including the name and biographical data of the individual being suggested.

  The Board of Directors met seven times in 1998. Also, during 1998 the Compensation Committee met three times, the Audit Committee met four times, and the Nominating Committee met once. The Executive Committee did not meet during 1998.

  Each outside director of the Board was paid $6,250 per quarter for serving as a director and fees of $1,250 for each meeting attended during 1998. Beginning in 1999, the quarterly fee paid to directors increased to $6,500, and the meeting fee was increased to $1,600 for each meeting attended. Incidental travel and out-of-pocket expenses are reimbursed as incurred. Directors who are also officers of the Company receive no additional compensation for their services as directors.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as to the beneficial ownership of Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock as of the dates indicated and each director and executive officer and by all directors and executive officers as a group as of March 1, 1999. Except as otherwise indicated, all shares are owned directly and the owner has sole voting and investment power with respect thereto.

Certain Beneficial Owners

      Name and Address of Holder               Number of Shares Percent of Class
      --------------------------               ---------------- ----------------
      Quaker Capital Management...............    665,400(1)          6.1%
       401 Wood Street
       Suite 1300
       Pittsburgh, PA 15222-1824

--------
(1) Based upon information contained within a Schedule 13G filing by such entity dated February 16, 1999.

Directors and Management

      Name                                   Number of Shares Percent of Class
      ----                                   ---------------- ----------------
      Dwight C. Schar.......................      807,974(1)        7.4%
      C. Scott Bartlett, Jr.................       22,750(2)          *
      Manuel H. Johnson.....................       33,150(2)          *
      William A. Moran......................       22,750(2)          *
      Richard H. Norair, Sr.................       22,750             *
      David A. Preiser......................        3,000             *
      George E. Slye........................       22,750(2)          *
      John M. Toups.........................       30,900(3)          *
      William J. Inman......................      177,533(4)        1.6%
      James M. Sack.........................        1,114             *
      Paul C. Saville.......................      235,339(5)        2.1%
      Dennis M. Seremet.....................       34,204(6)          *
                                                ---------
      All directors and executive officers
       as a group (12 persons)..............    1,414,214

--------
 *  Less than 1%.
(1) Includes 40,481 shares owned by his wife, 13,852 shares owned by his children, 2,445 vested shares held by the NVR Employee Stock Ownership Plan in trust, and 30,681 vested shares held as a discretionary investment in the NVR, Inc. Profit Sharing Plan in trust.
(2) Includes 22,750 options issued under the NVR Directors' Long Term Incentive Plan.
(3) Includes 22,750 options issued under the NVR Director's Long Term Incentive Plan, and 43 shares owned by his wife.
(4) Includes 75,000 vested options, and 2,373 vested shares held by the NVR Employee Stock Ownership Plan in trust.
(5) Includes 75,000 vested options, 2,000 shares owned by his children, and 2,444 vested shares held by the NVR Employee Stock Ownership Plan in trust.
(6) Includes 14,900 vested options, and 2,301 vested shares held by the NVR Employee Stock Ownership Plan in trust.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange. Directors, executive officers and greater than 10% Shareholders are required by SEC regulations to furnish the Company with copies of all such forms filed. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all directors, executive officers and greater than 10% Shareholders complied with all applicable Section 16(a) filing requirements.

     THE FOLLOWING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE
 COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES ACT OF 1934 OR
              INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

  The Compensation Committee (the "Committee") of the NVR Board of Directors is responsible for determining and periodically evaluating the various levels and methods of compensating the Company's executive officers and directors. The Committee's philosophy regarding executive compensation is to provide a total compensation program for executive officers which is competitive with the compensation packages of other companies in the homebuilding and mortgage banking businesses and which includes performance based compensation which effectively aligns the interests of management with those of the Company's Shareholders. The Company's compensation package consists of base salary, annual incentive compensation and long-term incentives consisting of non-qualified stock options and stock awards ("Performance Shares"). This performance orientation is accomplished by placing a large portion of executive compensation at risk, dependent upon the achievement of annual and long-term financial objectives tied to the Company's business plan and is intended to enhance shareholder value. From time to time, the Company retains compensation consultants from KPMG LLP, an independent and nationally known public accounting and consulting firm, to review the reasonableness and appropriateness of the executive compensation program. After their latest analysis conducted in 1996, KPMG LLP concluded that the Company's executive compensation program, as more fully described below, is consistent with the Company's philosophy of creating long-term shareholder value and is strongly linked to performance based financial objectives. There have been no material changes to the Company's compensation programs during 1998.

Base Salary

  The base salary levels for the executive officers are reviewed annually by the Committee. Salaries, including executive salaries, are generally established at the average market rate of other companies of comparable size, particularly major homebuilding and residential mortgage companies, some of which are companies included in the Dow/Home Construction Index. In addition, consideration is given to individual experience as well as individual performance and the performance of those operations for which the executive is responsible. All four of the employee executive officers' 1999 base salaries were increased over their 1998 base salaries.

Annual Incentive Compensation

  All of the executive officers participate in the Company's annual incentive compensation plan. Each participant has a maximum potential payout which is limited to a fixed percentage of the executive's salary. Each executive officer has an opportunity to earn an annual incentive award which is based on actual financial results achieved compared to the business plan approved by the Board of Directors. The maximum incentive opportunity is earned only if certain business objectives are met or exceeded. At the beginning of each year, financial targets are established by the Committee for predetermined key result areas which are tied to the Company's annual business plan. These annual objectives are consistent with the current year's portion of the Company's five-year business plan. The key result areas used throughout the homebuilding operation are earnings before interest and taxes, pre-tax profit and return on assets. The primary key result areas used for the mortgage banking operation are pre-tax profit and return on invested capital. The key result area for corporate executives is predicated upon pre-tax profit. For 1998, the executive officers substantially exceeded their financial objectives and received the maximum incentive award (100% of base salary).

Long-Term Compensation

  NVR's long-term incentive programs, administered by the Committee, are designed to focus the attention of executive officers on the Company's long-term goals and link the interests of executive officers to those of the Shareholders. Awards under the Company's long-term incentive programs also encourage the retention of key executive personnel. In support of these objectives, the Company's executive officers have historically participated in long-term, stock-based incentive programs designed to award grants of stock options or performance shares over a long-term vesting schedule if certain cash flow, financial or employment objectives are met.

  The named executive officers are eligible to earn for each of 1997, 1998 and 1999 Performance Shares granted in prior years under the NVR, Inc. 1994 Management Equity Incentive Plan (the "Equity Incentive Plan") if certain earnings targets are met or exceeded. Because the Company exceeded its earnings objectives for 1998, the named executive officers (including the chief executive officer) earned an aggregate of 162,334 Performance Shares under the Equity Incentive Plan. In addition, the named executive officers participate in the Management Long-Term Stock Option Plan (see the summary compensation table below). The last option grants to the named executive officers under the Management Long-Term Stock Option Plan were made in 1996, and will vest in one-third increments in each of 2000, 2001 and 2002 based upon continued employment.

  The named executive officers, as well as other key members of senior management, also participate in the NVR, Inc. High Performance Compensation Plan ("HP Plan"). The objective of the HP Plan is to reward the named executive officers and members of senior management for superior performance by the Company, measured by the three-year aggregate growth in earnings per share over a threshold equal to the base year earnings per share compounded by ten percent over the same three year period. Eligible participants will be allocated a specified percentage of a pool, the aggregate amount of which is equal to a percentage of earnings in excess of the threshold. The aggregate value of the pool was established on December 31, 1998 (see the summary compensation table below for amounts allocated to the named executive officers). Payments to participants under the Plan will be made in three installments, with one-third payable in 2000, 2001, and 2002. Full payment to participants of benefits earned under the HP Plan is contingent upon continued employment by the participants through 2001.

Chief Executive Officer Compensation

  Mr. Dwight C. Schar has been Chairman of the Board, President and Chief Executive Officer of the Company since its inception. The compensation program for the CEO is linked to the long-term strategic and financial goals of the Company, and encourages the creation of shareholder value. A significant amount of the CEO's compensation is tied to the Company's performance and is at risk, in the form of annual incentive compensation, stock options, and performance shares. The Committee believes the compensation program for the CEO is consistent with the Company's philosophy for compensating executive officers and it encourages long-term shareholder value.

  The CEO's 1998 annual incentive compensation opportunity was based on predetermined pre-tax profit objectives tied to the Company's business plan which was approved by the Board of Directors. As previously noted, for 1998, the pre-tax profit objectives for the Company were substantially exceeded and the CEO received the maximum award of 100% of his base salary. The CEO also earned 85,667 Performance Shares (as described above) under the Equity Incentive Plan during 1998, and is a participant in the NVR, Inc. HP Plan as described above.

Stock Ownership Requirements of the Chief Executive Officer, Executive Officers and Certain Members of Senior Management

  The Committee has established and adopted guidelines that require the CEO, other executive officers and certain members of senior management ("Management") to acquire and hold a specified minimum level of Common Stock (the "Guidelines"). Under the Guidelines adopted by the Board, Management must acquire and hold Shares with a total fair market value ranging from one (1) to eight (8) times their annual base salaries, with the CEO required to acquire and hold Common Stock with a fair market value equal to a minimum of eight (8) times his annual base salary. The Committee believes that the imposition of a long-term holding requirement for Management provides for additional incentive to enhance shareholder value by linking the interests of such persons directly to those of the Shareholders. Management must comply with the Guidelines by December 31, 2000. In the event of non-compliance at December 31, 2000, or at any date thereafter, a Participant subject to the Guidelines will receive one-half of any earned annual incentive compensation in restricted stock until compliance with the Guidelines is attained.

Compensation Committee and Option Subcommittee

  The Committee consists of the five individuals named below, all of whom, except Mr. Dwight C. Schar, are outside directors of the Company.

  The Option Subcommittee of the Compensation Committee administers and interprets incentive compensation and option plans for employees of the Company. The Option Subcommittee consists of Messrs. Johnson, Preiser and Toups.

The Compensation Committee of the Board of Directors:

  John M. Toups, Chairman, Manuel H. Johnson, William A. Moran, David A. Preiser, and Dwight C. Schar.

                            EXECUTIVE COMPENSATION

  Shown below is certain information concerning the compensation for services in all capacities to NVR for the years ended December 31, 1998, 1997 and 1996 of those persons who were, at December 31, 1998, (i) the Chief Executive Officer, and (ii) the three other employee executive officers of NVR.

                          SUMMARY COMPENSATION TABLE

                                       Annual Compensation                    Long-Term Compensation
                              -------------------------------------- ----------------------------------------
Name and                                   Incentive    Other Annual   Stock        LTIP         All Other
Principal Position       Year  Salary   Compensation(1) Compensation Options(2) Payouts(3)(4) Compensation(5)
------------------       ---- --------- --------------- ------------ ---------- ------------- ---------------
Dwight C. Schar......... 1998 $ 750,000    $ 750,000       $ --           --     $ 4,976,943      $ 8,500
 Chairman of the Board   1997   681,000      681,000         --           --       1,873,944        8,000
 Chief Executive         1996   681,000      681,000         --       500,000        833,196        7,750
 Officer and President
William J. Inman........ 1998 $ 289,000    $ 289,000       $ --           --     $ 2,293,613      $ 8,000
 President of NVR        1997   289,000      289,000         --           --         765,625        7,750
 Mortgage Finance, Inc.  1996   289,000      289,000         --       100,000        208,000        7,750
Paul C. Saville......... 1998 $ 270,000    $ 270,000       $ --           --     $ 2,649,360      $ 8,500
 Senior Vice President,  1997   244,000      244,000         --           --         765,625        8,000
 Chief Financial Officer 1996   244,000      244,000         --       175,000        208,000        7,750
 and Treasurer
Dennis M. Seremet....... 1998 $ 144,000    $ 144,000       $ --           --     $ 1,019,634      $ 8,500
 Vice President and      1997   130,000      130,000         --           --         145,819        8,000
 Controller              1996   130,000      130,000         --        60,000         15,600        7,750

--------
(1) Incentive compensation is reflected in the year earned. All incentive compensation earned for the periods presented was paid in March of the subsequent calendar year.
(2) 33 1/3% of the options vest on each of December 31, 2000, 2001 and 2002 with vesting based upon continued employment. The options expire in May 2006 and are exercisable at $10.625 per share.
(3) For the years ended December 31, 1997 and 1996, the column represents the vested portion of the performance shares awarded pursuant to the 1994 Management Equity Incentive Plan (1997) and the Management Equity Incentive Plan (1996). For this table, the performance shares were assigned a value of $21.875 per share and $13.00 per share for 1997 and 1996, respectively, which equaled the closing price of NVR's common stock as listed on the American Stock Exchange on the vesting determination date.
(4) For the year ended December 31, 1998, the column includes amounts for both the vested portion of performance shares, valued at $24.875 per share (which equaled the closing price of NVR's common stock as listed on the American Stock Exchange on the vesting determination date), awarded pursuant to the 1994 Management Equity Incentive Plan, and to earned benefits pursuant to the HP Plan. The amounts pertaining to the 1994 Management Equity Incentive equal $2,130,967; $870,625; $870,625 and $165,842 for Messrs. Schar, Inman, Saville and Seremet, respectively. The amounts pertaining to the HP Plan equal $2,845,976; $1,422,988; $1,778,735 and $853,792 for Messrs. Schar, Inman, Saville and Seremet, respectively. Amounts earned under the HP Plan will be paid out in one-third increments on each of January 2, 2000, 2001 and 2002 for Messrs. Schar and Seremet, and will be paid out in one-third increments on each of March 16, 2000, 2001 and 2002 for Messrs. Inman and Saville, as long as the respective executive officer remains in the Company's employ through December 31, 2001. Termination of employment with the Company prior to December 31, 2001 will result in the forfeiture of any unpaid benefits at the time of termination.
(5) Amount contributed to the Profit Sharing Trust Plan and the Employee Stock Ownership Plan.

Stock Option Grants, Exercises and Year-End Values

 Aggregated Stock Option Exercises In 1998 And Year-end Stock Option Values

                                                                                      Value of Unexercised In-
                                                        Number of Unexercised Stock  the-Money Options at Year-
                                                            Options at Year-End                 End
                                                        ---------------------------- --------------------------
                         Shares Acquired
Name                       on Exercise   Value Realized Exerciseable  Unexerciseable Exercisable Unexerciseable
----                     --------------- -------------- ------------  -------------- ----------- --------------
Dwight C. Schar.........     67,381         $960,516      313,000(1)     500,000     $12,541,128  $18,531,250
William J. Inman........         --               --       75,000        100,000       3,005,063    3,706,250
Paul C. Saville.........         --               --       75,000        175,000       3,005,063    6,485,938
Dennis M. Seremet.......         --               --       14,900         60,000         597,006    2,223,750

--------
(1) Mr. Schar exercised 313,000 options on January 6, 1999.

Compensation Committee Interlocks and Insider Participation

  The compensation committee is comprised of Mr. Schar, Mr. Johnson, Mr. Moran, Mr. Toups, and Mr. Preiser, all of whom, except Mr. Schar, are outside directors of the Company. No executive officer of NVR served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board's Compensation Committee; accordingly, there were no interlocks with other companies within the meaning of the proxy rules of the Securities and Exchange Commission during 1998. During the year ended December 31, 1998, NVR entered into new agreements to purchase lots for a total purchase price of approximately $16,000,000 with Elm Street Development, which is controlled by Mr. Moran. These transactions were approved by a disinterested majority of the Board of Directors. During 1998, NVR purchased developed lots at market prices from Elm Street for approximately $13,000,000.

Certain Transactions

  During the year ended December 31, 1998 the law firm of Sack & Associates billed NVR approximately $441,500 in fees and expenses for legal services. Mr. Sack, a non-employee executive officer of NVR, was a principal of Sack & Associates during that period.

Employment Arrangements

  NVR has an employment agreement with Mr. Schar effective January 1, 1996 to serve as Chairman, President and Chief Executive Officer. The agreement continues through January 1, 2002. The agreement provides for an annual minimum base salary of $681,000 and an annual bonus of up to 100% of base salary. There have been subsequent adjustments to Mr. Schar's salary made by the Compensation Committee to reflect merit increases. Mr. Schar's salary is now $850,000. If Mr. Schar's employment is terminated without cause, as defined in the agreement, prior to January 1, 2002, he would be entitled to receive in twelve monthly installments an amount equal to 200% of his annual base salary. If Mr. Schar terminates his employment in connection with or within one year after a change in control of NVR, he would be entitled to 200% of his annual base salary in effect for the year in which such termination occurs, payable in 12 monthly installments. Mr. Schar agreed that he will not compete with NVR during the term of his employment and for one year thereafter if termination is voluntary, without cause or within one year of a change in control, or two years if he is terminated for cause, as defined below.

  NVR has an employment agreement with Mr. Saville effective January 1, 1995 to serve as NVR's Senior Vice President, Chief Financial Officer and Treasurer. The agreement continues through January 1, 2001. The agreement provides for an annual minimum base salary of $225,800 and an annual bonus of up to 100% of base salary. There have been subsequent adjustments to Mr. Saville's salary made by the Compensation Committee to reflect merit increases. Mr. Saville's base salary is now $300,000. If Mr. Saville's employment is terminated without cause, as defined in the agreement, prior to January 1, 2001, he would be entitled to receive in twelve monthly installments an amount equal to 200% of his base salary. If Mr. Saville voluntarily terminates his employment within one year after a change in control of the Company accompanied by a significant reduction in Mr. Saville's responsibilities, he would be entitled to 200% of his then annual base salary payable in twelve equal monthly installments. Mr. Saville agreed that he will not compete with NVR during the term of his employment and for one year thereafter if termination is voluntary, without cause or within one year of a change of control, or two years if he is terminated for cause, as defined below.

  NVR has an employment agreement effective November 13, 1995 with Mr. Inman to serve as president of NVR Mortgage Finance, Inc. The agreement continues until January 1, 2002. The agreement provides for an annual minimum base salary of $277,800 and an annual bonus of up to 100% of base salary. There have been subsequent adjustments to Mr. Inman's salary made by the Compensation Committee to reflect merit increases. Mr. Inman's base salary is now $304,000. If Mr. Inman's employment is terminated without cause, as defined in the agreement, prior to January 1, 2002, he would be entitled to receive in twelve monthly installments an amount equal to 200% of his base salary. If Mr. Inman voluntarily terminates his employment within one year after a change in control of the Company accompanied by a significant reduction in Mr. Inman's responsibilities, he would be entitled to 200% of his then annual base salary payable in twelve equal monthly installments. Mr. Inman agreed that he will not compete with NVR during the term of his employment and for one year thereafter if termination is voluntary, without cause or within one year of a change of control, or two years if he is terminated for cause, as defined below.

  In each of the above described employment agreements, termination for "cause" may result if the executive officer subject to the respective employment agreement is convicted of any felony, other crime involving moral turpitude, or any crime or offense which results in his incarceration for more than three months, is guilty of gross misconduct in connection with the performance of his duties as described within the respective employment agreement, or if the executive officer materially breeches affirmative or negative covenants or undertakings set forth in his respective employment agreement.

                            STOCK PERFORMANCE GRAPH

  THE FOLLOWING STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

         COMPARISON OF CUMULATIVE TOTAL EQUITYHOLDER RETURN ON EQUITY

  The following chart graphs NVR's performance in the form of cumulative total return to equityholders of NVR's common stock since December 30, 1993 in comparison to the Dow/Home Construction Index and the Dow Jones Industrial Index for that same period. The Dow/Home Construction Index includes Pulte Homes, Walter Industries, Inc., Centex Corp., Clayton Homes, Kaufman and Broad Home Corp., Champion Enterprises, Inc., Lennar Corp., and Oakwood Homes, Corp.

                           [LINE GRAPH APPEARS HERE]

                     12/30/93  12/31/94  12/29/95  12/31/96  12/31/97  12/31/98

NVR                    100         56       103       133      224       489
Dow/Homes              100         68       101        97      151       161
Dow Jones Ind. Avg.    100        105       144       185      231       273

  (a) Assumes that $100 was invested in NVR stock and the indices on December 30, 1993.

     ADOPTION OF THE NVR, INC. 1998 MANAGEMENT LONG-TERM STOCK OPTION PLAN

                                 (Proposal 2)

  The Board of Directors (the "Board") proposes that the Shareholders approve the NVR, Inc. 1998 Management Long-Term Stock Option Plan (the "Stock Option Plan"). Under the Stock Option Plan, awards of non-qualified stock options ("Options") to purchase 1,000,000 Shares of the Company's Common Stock ("Shares") may be granted to certain executive officers and other key management employees ("Participants") of the Company and its Affiliates (as defined in the Stock Option Plan), but in no event will an Option become vested and exercisable by a Participant prior to January 1, 2003, except upon certain significant change of control events (as described below). The Board intends that the vesting of Options awarded under the Stock Option Plan will occur as to one-third of the underlying Shares subject to the Option on each of December 31, 2003, 2004, and 2005.

  The Board believes that it is in the best interest of the Company and its Shareholders to approve the Stock Option Plan because it directly enhances shareholder value. Stock option plans approved in prior years by NVR Shareholders have significantly aided the Company in the retention of its key management personnel. NVR believes its greatest asset is its employees. The stock option plans offered by the Company have allowed the Company to continue its strategy of retaining a loyal and experienced management team by providing substantial at-risk incentives for key management personnel. Each stock option agreement contains non-compete covenants to further incentivize employees to remain in the Company's employ. The Company's experience has been that this type of incentive structure works as designed; NVR's top seven executives average over 19 years with the Company, and our homebuilding profit center managers average slightly more than 15 years with the Company. It is equally important to provide stock option grants to new managers as NVR continues to grow the business. The length of the vesting period (through 2005) of the Stock Option Plan is uniquely suited to assist in providing incentives for new management to grow expansion markets to maturity.

  By placing a large portion of management's compensation at risk through equity benefit plans, the future economic interests of key members of management are linked directly to those of the Company's Shareholders. Since the first stock option plan was adopted by Shareholders in 1993, the Company's market value per share has risen dramatically. As shown in the above stock performance graph, from the period December 30, 1993 to December 31, 1998, NVR's market value per share has grown by approximately 490%. To solidify the direct link between management and our Shareholders, the Board has taken additional steps by mandating NVR Share ownership guidelines. Under the Stock Ownership Guidelines (the "Guidelines") adopted by the Board in 1996, the Chief Executive Officer, Executive Officers and certain other key management personnel ("Management") must acquire and hold Shares with a total fair market value ranging from one (1) to eight (8) times their annual base salaries depending upon their respective level of responsibility. The Stock Option Plan will also assist Management in complying with the Guideline requirements.

  The Company recognizes that the number of options proposed for the Stock Option Plan, combined with the options outstanding under existing plans, may exceed the industry norms for employee equity benefit plans. However, because a main component of the Company's overall business strategy involves the long-term retention of the Company's core executive and profit center management group, it is important that the Company have available the means with which to focus this management group on the long-term goals of the Company. It is in the best interests of our Shareholders for our key managers to be focused on providing for the long-term growth of our business. The grants under the proposed Stock Option Plan do not commence vesting until 2003 and are not fully vested until 2005. This vesting schedule supports the Company's efforts in retaining a quality management group focused on long-term results.

  The Option price of the Shares covered by each Option granted under the Stock Option Plan must be equal to the fair market value (as defined below) of the underlying Shares at the time the Option is granted. Shareholder approval is required to re-price any Options at an Option price less than the Option price specified at an original date of grant.

  The Board of Directors approved and adopted the Stock Option Plan on August 4, 1998, subject to Shareholder approval. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting of Shareholders is required for approval of the Stock Option Plan. A general description of the principal terms and purpose of the Stock Option Plan is set forth below.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE PROPOSAL FOR
    ADOPTION OF THE NVR, INC. 1998 MANAGEMENT LONG- TERM STOCK OPTION PLAN

General

  The aggregate number of Shares, which may be covered by Options granted pursuant to the Stock Option Plan, is 1,000,000 (subject to adjustment in the event of stock dividends, stock splits, recapitalizations or a similar change in the outstanding Shares). The maximum number of Shares subject to Options that can be granted under the Stock Option Plan to any executive officer or other employee of the Company is 250,000. Approximately one hundred Company employees will be subject to the Stock Option Plan. Unexercised Options that terminate prior to the expiration of the Stock Option Plan will again be available for grant under the Stock Option Plan. The Stock Option Plan will be administered by a committee of the Board of Directors (the "Committee"). No member of the Committee is eligible for an award or grant of Options under the Stock Option Plan or any other plan except as permitted under Rule 16b-3(c)(2)(ii) under the Securities Exchange Act of 1934. Options granted pursuant to the Stock Option Plan are not intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code. See "Federal Income Tax Consequences."

  An Option may be exercised to the extent that Shares have vested under the Option (as described below), in whole or in part, and at any time prior to expiration or termination of the Option. Payment may be made in cash or by the assignment and delivery to the Company of Shares which have been held by the surrendering participant for at least six months, are not subject to restriction and have a fair market value equal to the applicable Option Price less any portion thereof paid in cash.

  Options will be granted at an Option price equal to the fair market value of the underlying Shares at the time the Option is granted. Fair market value of the Company's Shares is generally determined by the closing price of the underlying Shares as reported by a national or regional stock exchange or other established securities market for publicly traded stock on the date immediately preceding the date of grant. The closing price of the Company's Shares on March 1, 1999, as reported by the American Stock Exchange, was $43.00 per share. Pursuant to the Stock Option Plan, Shareholder approval is required to re-price any Options at an Option price less than the Option Price specified at an original date of grant.

  Each Option shall be granted for a period of ten (10) years from the date of grant, subject to the limitations below; however, no Option shall be exercisable, in whole or in part, prior to January 1, 2003, except upon certain change of control events (as described below). It is further intended that the Options granted pursuant to Option Agreements under the Stock Option Plan will become exercisable, in whole or in part, as to one-third of the underlying Shares on each of December 31, 2003, 2004, and 2005, respectively, subject to the limitations set forth below. To date, there have been no grants of Options under the Stock Option Plan.

  An Option will terminate immediately and may no longer be exercised if the Optionee ceases to be an employee of the Company or its Affiliates as a result of a termination for "cause" as defined in the Stock Option Plan document, and, except as otherwise provided at the grant date, may be exercised for a period of up to three months following a termination of employment other than for cause. In the event of an involuntary termination of employment, death, disability or retirement, the Optionee will be given additional pro rata vesting for the portion of the year prior to termination for determining exercisability. Any limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Option Subcommittee, in its sole discretion, at any time after the date of grant of such Option. Notwithstanding the forgoing, no rescission, modification, or waiver to an Option Agreement shall improve a Participant's benefits under the Stock Option Plan from those benefits approved by the Shareholders.

  If a change of control (as defined in the Stock Option Plan) of the Company occurs, vesting of previously unvested Options will be accelerated to the date of the change of control. In the event of any change of control, each individual holding an Option will have the right at certain times to exercise an Option, in whole or in part, whether or not such Option was otherwise exercisable at the time of the change of control and without regard to any installment limitation on exercise.

  The Company may from time to time amend the Stock Option Plan except that, without shareholder approval, no amendment may change the aggregate number of Shares subject to the Stock Option Plan or extend the term of the Stock Option Plan. Further, Shareholder approval is required to re-price any Options at an Option price less than the Option price specified at an original date of grant. The Board may from time to time suspend or at any time terminate the Stock Option Plan.

Federal Income Tax Consequences

  The grant of a non-qualified Option under the Stock Option Plan will result in no Federal income tax consequences to the Company or the Optionee at the grant date. Upon the exercise of an Option granted under the Stock Option Plan, an Optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise. If the Company complies with applicable reporting requirements, the Company will be entitled to a business expense deduction in the same amount and at the same time as the Optionee recognizes ordinary income. Upon a subsequent sale or exchange of Shares acquired pursuant to the exercise of an Option, the Optionee will have a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the Shares plus the amount treated as ordinary income at the time the Option was exercised).

  If an Optionee surrenders Shares in payment of part or all of the exercise price for an Option, no gain or loss will be recognized with respect to the Shares surrendered and the Optionee will be treated as receiving an equivalent number of Shares pursuant to the exercise of the Option in a nontaxable exchange. The basis of the Shares surrendered will be treated as the substituted tax basis for an equivalent number of Option Shares received, and the new Shares will be treated as having been held for the same holding period as had expired with respect to the transferred Shares. The difference between the aggregate Option exercise price and the aggregate fair market value of the Shares received pursuant to the exercise of the Option will be taxed as ordinary income.

     ADOPTION OF THE NVR, INC. 1998 DIRECTORS' LONG-TERM STOCK OPTION PLAN

                                 (Proposal 3)

  The Board of Directors also proposes that Shareholders approve the adoption of the NVR, Inc. 1998 Directors' Long-Term Stock Option Plan (the "Directors' Plan"). A maximum of 150,000 Shares of the Company's Common Stock ("Shares") will be granted for a period of ten years from the grant date pursuant to the Directors' Plan. Options granted pursuant to the Directors' Plan will have an Option price equal to the fair market value (as defined below) of the underlying Shares on the date of grant, and will vest as to twenty-five percent (25%) of the underlying Shares subject to the Option on each of December 31, 2002, 2003, 2004 and 2005, or earlier, upon certain significant change of control events or other limited circumstances as described below. Shareholder approval is required to re-price any Options at an Option price less than the Option price specified at an original date of grant. Eligibility under the Directors' Plan is limited to non-employee directors. A general description of the purpose and the principal terms of the Directors' Plan are set forth below. The Board of Directors approved and adopted the Directors' Plan on August 4, 1998, subject to Shareholder approval. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting of Shareholders is required for approval of the Directors' Plan.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE PROPOSAL FOR
     ADOPTION OF THE NVR, INC. 1998 DIRECTORS' LONG-TERM STOCK OPTION PLAN

Purpose

  The purposes of the Directors' Plan are to enhance the Company's ability to attract and retain highly qualified individuals to serve as members of the Company's Board of Directors and to provide additional incentives to Directors to promote the success of the Company. The Directors' Plan provides Directors of the Company an opportunity to purchase Shares pursuant to Options. Options granted under the Directors' Plan will not constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. See "Federal Income Tax Consequences."

General

  The aggregate number of Shares, which may be covered by Options, granted pursuant to the Directors' Plan is 150,000 (subject to adjustment in the event of stock dividends, stock splits, recapitalizations or a similar change in the outstanding Shares). Unexercised Options that terminate prior to the expiration of the Directors' Plan shall again be available for grant under the Directors' Plan. The Board administers the Directors' Plan.

  Eligibility under the Directors' Plan is limited to outside directors who are not officers or employees of the Company or any of its Subsidiaries ( an "Eligible Director"). Each Eligible Director serving on the Board shall be granted an Option to purchase 12,500 Shares immediately upon shareholder approval of the Directors' Plan.

  The Option price of the Shares covered by each Option granted under the Directors' Plan will be equal to the fair market value of the underlying Shares at the time the Option is granted. The fair market value of the Company's Shares is generally determined by the closing price of the underlying Shares as reported by a national or regional stock exchange or other established securities market for publicly traded stock on the date immediately preceding the date of grant. The closing price of the Company's Shares on March 1, 1999, as reported by the American Stock Exchange, was $43.00 per share. Pursuant to the Directors' Plan, Shareholder approval is required to re-price any Options at an Option price less than the Option price specified at an original date of grant.

  Subject to the limitations described below, an Optionee may, at any time, exercise an Option with respect to all or any part of the Shares then subject to such Option by giving the Company written notice of exercise. Payment may be made in cash or by the assignment and delivery to the Company of Shares which have been held by the surrendering participant for at least six months, are not subject to restriction and have a fair market value equal to the applicable Option Price less any portion thereof paid in cash.

  Each Option granted pursuant to the Directors' Plan shall terminate and all rights to purchase Shares thereunder shall cease upon the expiration of ten years from the date such Option is granted. Options granted pursuant to the Directors' Plan will become exercisable, in whole or in part, as to twenty-five percent (25%) of the underlying Shares on each of December 31, 2002, 2003, 2004 and 2005, respectively, subject to the limitations set forth below. To date, there have been no grants of Options under the Directors' Plan.

  An Option will terminate immediately and may no longer be exercised if the Eligible Director terminates service as an Eligible Director of the Company or its Affiliates as a result of a termination for "cause" as defined in the Stock Option Plan document. In the event of the termination of the Eligible Director's relationship with the Company prior to January 1, 2003, other than for "cause", the Eligible Director will be credited with vesting in respect of twenty-five percent (25%) of the number of Shares initially subject to the Option and seventy-five percent (75%) of the Option will terminate immediately. In the event of the termination of the Eligible Director's relationship with the Company during any year after December 31, 2002 and prior to January 1, 2006, other than for "cause", the Eligible Director shall be credited with vesting in respect of twenty-five percent (25%) of the number of Shares initially subject to the Option, in addition to the portion of the Option already vested, and the portion of the Option that has not vested shall terminate immediately. Vested options may be exercised, in whole or in part, at any time subsequent to a termination of service, subject to the original term of the Option.

  If a change of control (as defined in the Directors' Plan) of the Company occurs, vesting of previously unvested Options will be accelerated to the date of the change of control. In the event of any change of control, each individual holding an Option will have the right at certain times to exercise an Option, in whole or in part, whether or not such Option was otherwise exercisable at the time of the change of control and without regard to any installment limitation on exercise.

  The Board may from time to time amend the Directors' Plan in such respects as the Board may deem advisable, which approval may be made subject to approval by the Company's Shareholders. However, the Company's Shareholders must approve any amendment that would materially increase the benefits under the Directors' Plan. Further, Shareholder approval is required to re-price any Options at an Option price less than the Option price specified at an original date of grant. The Board may from time to time suspend or at any time terminate the Directors' Plan.

Federal Income Tax Consequences

  The grant of a non-qualified Option under the Directors' Plan will result in no Federal income tax consequences to the Company or the Optionee at the grant date. Upon the exercise of an Option granted under the Directors' Plan, an Optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. If the Company complies with applicable reporting requirements, the Company will be entitled to a business expense deduction in the same amount and at the same time as the Optionee recognizes ordinary income. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of an Option, the Optionee will have a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the Option was exercised).

  If an Optionee surrenders Shares in payment of part or all of the exercise price for an Option, no gain or loss will be recognized with respect to the Shares surrendered and the Optionee will be treated as receiving an equivalent number of Shares pursuant to the exercise of the Option in a nontaxable exchange. The basis of the Shares surrendered will be treated as the substituted tax basis for an equivalent number of Option Shares received, and the new Shares will be treated as having been held for the same holding period as had expired with respect to the transferred Shares. The difference between the aggregate Option exercise price and the aggregate fair market value of the Shares received pursuant to the exercise of the Option will be taxed as ordinary income.

                       APPROVAL OF INDEPENDENT AUDITORS

                                 (Proposal 4)

  At the meeting, the Board of Directors of the Company will recommend Shareholder ratification of the appointment of KPMG LLP as independent auditors for the Company for the year 1999. Representatives of KPMG LLP are expected to be present at the meeting to respond to Shareholders' questions and will have an opportunity to make a statement.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF
           KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1999.

                             SHAREHOLDER PROPOSALS

  Proposals of holders of Common Stock intended to be presented at the next annual meeting of Shareholders of the Company must be received by the Company on or before November 23, 1999, and must comply with applicable rules of the Securities and Exchange Commission in order to be included in the Company's Proxy Statement and form of proxy relating to the 2000 annual meeting of Shareholders. In addition, management intends to exercise discretionary authority with respect to any proposal made by holders of Common Stock that does not comply with applicable rules of the Securities and Exchange Commission of which NVR does not have notice on or before February 7, 2000 that is intended to be presented at the next annual meeting of Shareholders of the Company.

                                 OTHER MATTERS

  Management knows of no other business to be presented for action at the meeting; but if any other business should properly come before the meeting, it is intended that the proxies will be voted in accordance with the best judgment of the persons acting thereunder.

  NVR's Annual Report on Form 10-K for 1998, including consolidated financial statements and other information, accompanies this Proxy Statement but does not form a part of the proxy soliciting material. A complete list of the Shareholders of record entitled to vote at the Annual Meeting will be open and available for examination by any Shareholder, for any purpose germane to the Annual Meeting, between 9:00 a.m. and 5:00 p.m. at NVR's offices at 7601 Lewinsville Road, McLean, Virginia 22102, from April 23, 1999 through May 3, 1999 and at the time and place of the Annual Meeting.

  Copies of the Company's most recent Annual Report on Form 10-K, including the financial statements and schedules thereto, which the Company is required to file with the Securities and Exchange Commission, will be provided without charge upon the written request of any shareholder. Such requests may be sent to Investor Relations, NVR, Inc., 7601 Lewinsville Road, Suite 300, McLean, Virginia, 22102. The Company's SEC filings are also available to the public from the SEC's World Wide Web site at http://www.sec.gov.

                                          By Order of the Board of Directors,


                                          /s/ James M. Sack

                                          James M. Sack
                                          Vice President, Secretary and
                                           General Counsel

McLean, Virginia
April 5, 1999

SKU # 3570-PR-99

         [3670 - NVR, INC.] [FILE: NVR78B.ELX] [VERSION - 1] [2/18/99]

                                  DETACH HERE
--------------------------------------------------------------------------------



                                     PROXY

                                   NVR, INC.

                   Proxy for Annual Meeting of Shareholders
                                  May 4, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James M. Sack, Paul C. Saville and Dennis M. Seremet, or any of them, as proxies each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all of the shares of common stock of NVR, INC. held of record by the undersigned on March 1, 1999 at the Annual Meeting of Shareholders to be held at NVR Corporate Headquarters, 7601 Lewinsville Road, McLean, Virginia, 22102, on Tuesday May 4, 1999 at 11:30 A.M. or at any adjournment thereof.


---------------                                                  ---------------
  SEE REVERSE                                                      SEE REVERSE
      SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
---------------                                                  ---------------

NVR, INC.
c/o EquiServe
P.O. Box 8040
Boston, MA 02266-8040

       [3670 - NVR INC.] [FILE NAME: NVR78A.ELX] [VERSION - 3] [3/08/99]

                                  DETACH HERE
--------------------------------------------------------------------------------

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

  If no choice is indicated, this proxy will be deemed to grant authority to vote FOR the election of director nominees, to vote FOR the adoption of the 1998 Management Long-Term Stock Option Plan, to vote FOR the adoption of the 1998 Directors' Long-Term Stock Option Plan, to vote FOR the proposal to ratify the appointment of KPMG LLP as Independent auditors for the year 1999 and to vote in the discretion of the named proxies as to any other matters that come before the meeting.

                                                                                                        FOR  AGAINST  ABSTAIN
  1. Election of Directors. (For a term of 3 years)         2. Proposal to approve the adoption of      [_]    [_]      [_]
     NOMINEES: Dwight C. Schar and George E. Slye              the 1998 Management Long-Term
                    FOR       WITHHELD                         Stock Option Plan.
                    [_]         [_]

                                                            3. Proposal to approve the adoption of      [_]    [_]      [_]
                                                               the 1998 Directors' Long-Term
                                                               Stock Option Plan.

     [_]                                                    4. Proposal to ratify the appointment of    [_]    [_]      [_]
         ______________________________________                KPMG LLP as independent auditors for the
         For all nominees except as noted above                year 1999.

                                                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT               [_]

The shares represented by this proxy card will be voted in the discretion of named proxies as to any other matters that come before the meeting or any adjournment(s) thereof.

The shareholder's signature should be exactly as the name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature             Date                          Signature            Date